10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.



Fund

Value Fund
Dominion Resources Inc.
  10/15/2002
Cost:
      $194,400
       $12,150
%of Offering Purchase
    0.018%
    0.001%
Broker:
Bear Stearns & Co.
McDonald Investments Inc.
Underwriting Synicate Members:
Merrill Lynch & Co.
Morgan Stanley & Co.
Banc of America Securities LLC
Goldman, Sachs & Co.
Wachovia Securities, Inc.


Fund

Value Fund
Oneok Inc.
  1/23/2003
Cost:
      $618,840
      $271,602
%of Offering Purchase
    0.300%
    0.132%
Broker:
Banc of America Securities LLC
Underwriting Synicate Members:
Banc of America Securities LLC
UBS Warburg LLC
J.P. Morgan Securities Inc.
Wachovia Securities, Inc.
A.G. Edwards & Sons, Inc.

Fund

Value Fund
Centerpoint Energy Inc.
  5/14/2003
Cost:
  $135,000,000
%of Offering Purchase
    0.270%
Broker:
Salomon Smith Barney Inc.
Underwriting Synicate Members:
Citigroup Global Markets Inc.
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Deutsche Bank Securities Inc.
Wachovia Securities, Inc.


Fund

Value Fund
PPL Energy Supply, LLC
  5/15/2003
Cost:
      $600,000
%of Offering Purchase
    0.171%
Broker:
Morgan Stanley & Co.
Underwriting Synicate Members:
Morgan Stanley & Co.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Wachovia Securities, Inc.
UBS Warburg LLC
Banc One Capital Markets, Inc.


Fund

Value Fund
Hartford Financial Services Group
  5/19/2003
Cost:
      $700,000
%of Offering Purchase
    0.117%
Broker:
Goldman, Sachs & Co.
Underwriting Synicate Members:
Goldman, Sachs & Co.
Morgan Stanley & Co.
UBS Warburg LLC
Citigroup Global Markets Inc.
Wachovia Securities, Inc.